Exhibit 99.1

Brain Scientific To Introduce Two FDA Cleared Devices At American Epilepsy Society Annual Meeting

NEW YORK, Nov 30, 2018 – Brain Scientific Inc. (OTC:BRSF) (“Brain Scientific” or “Company”), a medical device company combining brain analysis software with wireless sensor technologies for teleneurology solutions, today announced it will introduce NeuroCap and NeuroEEG™, the portable, clinical-grade and FDA-cleared diagnostic devices held by MemoryMD, Inc., the Company’s wholly-owned subsidiary, to epilepsy specialists at the 2018 American Epilepsy Society (AES) Annual Meeting taking place in New Orleans from November 30 - December 4, 2018.

Brain Scientific will be unveiling the NeuroCap and NeuroEEG diagnostic devices alongside its selling partner MVAP Medical Supplies. MVAP is an industry leading supplier selling sleep, electroencephalograms (“EEG”) and electromyography (“EMG”) products to over 18,000 healthcare organizations and providers across the United States.

EEG devices are used in acute care clinics and emergency departments to record electrical activity. However, a shortage of technicians skilled in their use and the complexity of the equipment, have significantly limited the use of EEGs in the US healthcare system. This has lead to re-admission problems which add an estimated approximately $17.4 billion in annual spending by Medicare.

The Company believes that NeuroCap and NeuroEEG satisfy an unmet need in the current EEG standard. The two complementary diagnostic devices are designed to be portable, convenient and administered by any healthcare worker, rather than specialized neurological technicians. Clinics using NeuroCap and NeuroEEG have shortened the administration time of EEG testing by nearly half, and cut costs compared to traditional EEG systems.

“We are thrilled to be unveiling our FDA-cleared NeuroCap and NeuroEEG at the largest gathering on epilepsy in the world,” stated Irina Nazarova, Marketing Director of Brain Scientific. “The AES will be attended by professionals in academia, clinical practice and industry, all of whom will be introduced to our smart devices expected to make teleneurology easily available to patients.”

Brain Scientific welcomes AES attendees to visit MVAP booth #317 and learn how NeuroCap and NeuroEEG can help improve patient care.

About Brain Scientific

Brain Scientific is a healthcare technology company developing next generation teleneurology solutions. The Company’s smart diagnostic devices and sensors simplify administration, shorten scan time and cut costs, allowing clinicians to make rapid decisions remotely and bridge the widening gap in access to neurological care. To learn more about our corporate strategy, devices or for investor relations please visit www.brainscientific.com or email us at info@brainscientific.com .

About the 2018 AES Annual Meeting

The 72nd Annual Meeting of the American Epilepsy Society is 2018's premier national gathering of healthcare professionals who treat and research epilepsy. Visit https://meeting.aesnet.org for more information.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek” or “project” or the negative of these words or other variations on these words or comparable terminology. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions, and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the significant length of time and resources associated with the development of our products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand its business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company's raw materials and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements.

Contact Brain Scientific

Irina Nazarova, Marketing Director at nazarova@memorymd.com